UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2018

12 RETECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-201319	38-3954047
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Unit B, 22/F, Times Tower

391-407 Jaffe Road

Wan Chai, Hong Kong

Tel: 852-6072-0269

(Address of principal executive offices, including Zip Code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(b) Engagement of New Independent Accountant

On February 12, 2018 the Company’s Board of Directors engaged with the PCAOB registered accounting firm, Rotenberg Meril Solomon Bertiger & Guttilla, P.C. of Saddle Brook, New Jersey as the Company’s independent registered public certifiying accountant to perform audit services for the 12-month period(s) ended December 31, 2017

Rotenberg Meril Solomon Bertiger & Guttilla P.C. has not previously been engaged with nor consulted with the Company nor anyone affiliated with the Company regarding any matters related to the Company during the preceding 2-year period nor any interim period.

The Company has not received any letter from Rotenberg Meril Solomon Bertiger & Guttillia PC nor any prior certifying accountant regarding any disclosures not already publicly filed, nor has there been any disagreement with any Auditors.

Exhibit No.	Description

99.1	12 ReTech Corporation Appoints Rotenberg Meril as Its PCAOB Certified Auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2018

12 Retech Corporation

/s/ Angelo Ponzetta
By:	Angelo Ponzetta
Its:	Chief Executive Officer